SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 2, 2010
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On September 2, 2010, Ashford OP General Partner, LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), the operating partnership of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”) entered into that certain Amendment No. 4 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (the “Amendment”), further amending the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) for the purpose of providing for the issuance of special partnership units (“Special Partnership Units”). The Special Partnership Units will be equivalent to common units except that the Company will not have an option to satisfy any redemption rights exercised by a holder of Special Partnership Units through the issuance of Company common stock.
     The foregoing summary is qualified in its entirety by reference to the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, incorporated herein by reference to Exhibit 10.33.1.1 of the Company’s Form 10-Q, filed on May 9, 2007, and the Amendment No. 4 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 2, 2010

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel